Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Reports Record Revenue and Adjusted Earnings Per Share for
Fourth Quarter and Full Year Fiscal 2022

●	Consolidated fourth quarter revenue of $55.9 million up 14.6% from prior year; full fiscal year revenue up 18.2% and surpassed the $200 million milestone

●	Service segment fourth quarter revenue grew 19.6%; full fiscal year revenue up 20.5%

●	Service segment fourth quarter gross margin of 33.1%; full fiscal year gross margin expanded 160 basis points to 31.9%

●

Fourth quarter diluted earnings per share of $0.40 and adjusted diluted earnings per share of $0.54; full fiscal year diluted earnings per share of $1.50 and adjusted diluted earnings per share of $2.03, up 46% and 50%, respectively, over prior fiscal year

ROCHESTER, NY, May 23, 2022 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 26, 2022 (“fiscal 2022”). Results include the previously reported acquisitions of BioTek Services, Inc. (“BioTek”) effective December 16, 2020, Upstate Metrology (“Upstate”) effective April 29, 2021, Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management), (“NEXA”) effective August 31, 2021 and Tangent Labs, LLC (“Tangent”) effective December 31, 2021.

“Fiscal 2022 was a strong year for Transcat. Overall, we delivered well-rounded financial performance, even with the COVID-19 case surge we experienced in January. We are particularly pleased with our Service segment organic revenue growth of 11.6%, Service segment gross margin expansion of 160 basis points and the acquisition and integration of three companies that have increased our capabilities, expanded our addressable markets and allowed us to leverage our existing infrastructure.” commented Lee D. Rudow, President and CEO. “In our fourth quarter, we continued to see strong demand for both our services and products as consolidated revenue increased 15% and drove full year consolidated revenue to over $200 million for the first time in company history. Our Service segment fourth quarter revenue grew 20%, 8% organically, and we reported gross margin of 33.1%. The strong momentum we carried into our fourth quarter was negatively impacted by the onset of the COVID-19 Omicron variant in late December and subsequent case surge we experienced throughout January. This created significant inefficiencies due to our technician COVID cases and related work absences spiking to pandemic highs. As a result, Service segment gross margin contracted from prior year in January. We returned to gross margin expansion in February and March, even with lingering inefficiencies and higher than originally planned technician overtime, a result of the January labor shortage.”

“Distribution segment demand remained strong and fourth quarter revenue grew 7.2% despite continued supply chain constraints and extended vendor lead times. Gross margin of 24.5% expanded 350 basis points from prior year, largely driven by a favorable mix and continued strength in our Rentals business.

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

Overall, fourth quarter diluted earnings per share was $0.40 and adjusted diluted earnings per share was $0.54 compared to $0.42 and $0.52, respectively, in the prior year fourth quarter.”

Mr. Rudow added, “In the past fiscal year, we made several strategic long-term investments that have expanded our addressable markets, widened the breadth of our service offerings and increased our overall capacity and capabilities. We completed three acquisitions, NEXA, Tangent and Upstate Metrology, and all have exceeded expectations to date. We have relocated our Boston-area pipettes facility, which we acquired two years ago, as we outgrew the facility faster than planned due to very strong demand. Additionally, we relocated and upgraded our Toronto-based lab and also began work on a newly-leased greenfield lab in Southeast Florida to take advantage of Florida’s attractive and growing life science, aerospace and general industrial markets. We expect the new Florida lab to be open by early-to-mid summer.”

Fourth Quarter Fiscal 2022 Review (Results compared with the fourth quarter of fiscal 2021)

($ in thousands)			Change
	FY22 Q4	FY21 Q4	$'s	%
Service Revenue	$34,667	$28,977	$5,690	19.6%
Distribution Sales	21,213	19,785	1,428	7.2%
Revenue	$55,880	$48,762	$7,118	14.6%
Gross Profit	$16,672	$13,970	$2,702	19.3%
Gross Margin	29.8%	28.6%

Operating Income	$4,515	$4,512	$3	0.1%
Operating Margin	8.1%	9.3%

Net Income	$3,048	$3,208	$(160)	(5.0%)
Net Margin	5.5%	6.6%

Adjusted EBITDA*	$7,652	$7,302	$350	4.8%
Adjusted EBITDA* Margin	13.7%	15.0%

Diluted EPS	$0.40	$0.42	$(0.02)	(4.8%)

Adjusted Diluted EPS*	$0.54	$0.52	$0.02	3.8%

*	See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 11 and 12 for the reconciliation tables.

Consolidated revenue was $55.9 million, an increase of 14.6%. Consolidated gross profit was $16.7 million, an increase of $2.7 million, or 19.3%, and gross margin expanded 120 basis points to 29.8% due to improvement in our Distribution segment. Operating expenses increased $2.7 million, or 28.5%, driven by incremental expenses from acquired businesses (including stock expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. Net income per diluted share decreased from $0.42 to $0.40. Adjusted EBITDA was $7.7 million and increased by 4.8%. Diluted earnings per share of $0.40 was down from $0.42 and adjusted diluted earnings per share increased to $0.54 from $0.52.

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

Service segment revenue growth remained strong in the fourth quarter

Represents accredited calibration services, analytical pipette calibration services and NEXA enterprise asset management’s five service tracks (62% of total revenue for the fourth quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q4	FY21 Q4	$'s	%
Service Segment Revenue	$34,667	$28,977	$5,690	19.6%
Gross Profit	$11,474	$9,811	$1,663	17.0%
Gross Margin	33.1%	33.9%

Operating Income	$3,532	$4,379	$(847)	(19.3%)
Operating Margin	10.2%	15.1%

Adjusted EBITDA*	$6,028	$6,276	$(248)	(4.0%)
Adjusted EBITDA* Margin	17.4%	21.7%

*	See Note 1 on page 5 for a description of this non-GAAP financial measure and page 11 for the Adjusted EBITDA Reconciliation table.

Service segment revenue increased 19.6% to $34.7 million and was driven by strong end market demand and continued market share gains. Service segment represented 62% of total revenue in the fourth quarter.

The segment gross margin decreased 80 basis points from prior year primarily due to inefficiencies created by the January COVID-19 Omicron variant surge.

Distribution segment posts solid revenue growth in fourth quarter

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (38% of total revenue for the fourth quarter of fiscal 2022).

($ in thousands)			Change
	FY22 Q4	FY21 Q4	$'s	%
Distribution Segment Sales	$21,213	$19,785	$1,428	7.2%
Gross Profit	$5,198	$4,159	$1,039	25.0%
Gross Margin	24.5%	21.0%

Operating Income	$983	$133	$850	639.1%
Operating Margin	4.6%	0.7%

Adjusted EBITDA*	$1,624	$1,026	$598	58.3%
Adjusted EBITDA* Margin	7.7%	5.2%

*	See Note 1 on page 5 for a description of this non-GAAP financial measure and page 11 for the Adjusted EBITDA Reconciliation table.

Distribution sales increased 7.2% on improved end market demand and strength in our Rentals business. Distribution segment gross margins were 24.5%, an increase of 350 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

Full-Year Fiscal 2022 Review (Results compared with fiscal 2021)

($ in thousands)			Change
	FY22	FY21	$'s	%
Service Revenue	$122,005	$101,274	$20,731	20.5%
Distribution Sales	82,954	72,061	10,893	15.1%
Revenue	$204,959	$173,335	$31,624	18.2%
Gross Profit	$58,439	$46,118	$12,321	26.7%
Gross Margin	28.5%	26.6%

Operating Income	$14,143	$11,073	$3,070	27.7%
Operating Margin	6.9%	6.4%

Net Income	$11,380	$7,791	$3,589	46.1%
Net Margin	5.6%	4.5%

Adjusted EBITDA*	$26,307	$20,575	$5,732	27.9%
Adjusted EBITDA* Margin	12.8%	11.9%

Diluted EPS	$1.50	$1.03	$0.47	45.6%

Adjusted Diluted EPS*	$2.03	$1.35	$0.68	50.4%

*	See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 11 and 12 for the reconciliation tables.

Total revenue was $205.0 million, an increase of 18.2%. Consolidated gross profit was up $12.3 million, or 26.7%, and gross margin expanded 190 basis points to 28.5%. Total operating expenses increased $9.3 million, or 26.4%, driven by incremental expenses from acquired businesses (including stock expense), increased intangibles amortization expense, investments in technology and our employee base to support future growth and one-time transaction expenses related to acquisitions that closed in the fiscal year. Consolidated operating income was $14.1 million compared with $11.1 million in last fiscal year’s period, an increase of 27.7%.

Net income was $11.4 million, or $1.50 per diluted share, compared with $7.8 million, or $1.03 per diluted share in prior year. Adjusted EBITDA was $26.3 million, an increase of 27.9% and adjusted diluted earnings per share was $2.03, an increase of 50% from prior year.

Balance Sheet and Cash Flow Overview

At March 26, 2022, the Company had $40.1 million available for borrowing under its secured revolving credit facility. Total debt of $48.5 million was up $28.9 million from fiscal 2021 year-end due to the three acquisitions completed within fiscal 2022. The Company’s leverage ratio, as defined in the credit agreement, was 1.74 at March 26, 2022, compared with 0.94 at March 27, 2021.

Outlook

Mr. Rudow concluded, “We are proud of our dedicated team, which successfully executed through the challenges of the past year and consistently delivered excellent results. As we think ahead into fiscal 2023 and beyond, we are well positioned for profitable growth and we expect the strength of our value proposition to continue to increase. We have demonstrated our ability to drive growth through various economic cycles as can be seen over the past 10 years and we are confident and expect that will continue. The business continues to benefit from a predominately life science-oriented market, driven by regulation and recurring revenue streams. Strong organic Service growth remains a centerpiece of our

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

strategy. In the year ahead we expect organic Service growth in the high-single digit range. Volume increase is an important component to driving the inherent operating leverage in the Transcat Service model.”

“Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy. We will identify and pursue opportunities to expand our addressable markets like we did with Nexa and our pipettes business. These acquisitions, along with our recent acquisition of Tangent and the bolt-on Upstate acquisition, represent a gain in value which raises the ceiling and trajectory of the business.”

“Additionally, Transcat has made significant investments in the quality of our team, including leaders that maintain expertise relating to continuous process improvement and automation. We have generated sustainable margin improvement over the past several years and we believe the improvement will continue. Automation of our calibration processes and overall process improvement are designed to foster future margin gains. Relating to selling, general and administrative expenses, we anticipate demonstrating more leverage in the years ahead.”

“We believe Transcat has substantial runway ahead for Service revenue growth and margin expansion. We have a long history that demonstrates that we know how to succeed on both fronts. We continue to focus on generating sustainable long-term value for our shareholders and providing a dynamic, rewarding workplace for our team.”

Transcat expects its income tax rate to range between 22% and 24% in fiscal 2023. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects discrete tax accounting associated with share-based payment awards.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, May 24, 2022 at 11:00 a.m. Eastern Time. Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. Eastern Time on the day of the call through Tuesday, May 31, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13729880, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense, non-cash loss on sale of building and acquisition related transaction expenses), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table below.

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses; as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 24 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada and Ireland, and services at 20 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (“COVID-19”) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Mark A. Doheny, Chief Financial Officer
Phone: (585) 563-5766
Email: mark.doheny@transcat.com

FINANCIAL TABLES FOLLOW.

The Company plans on timely filing its Annual Report on Form 10-K before the required filing date.

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	Fourth Quarter Ended		Fiscal Year Ended
	(Unaudited)	(Unaudited)	(Unaudited)
	March 26,	March 27,	March 26,	March 27,
	2022	2021	2022	2021
Service Revenue	$34,667	$28,977	$122,005	$101,274
Distribution Sales	21,213	19,785	82,954	72,061
Total Revenue	55,880	48,762	204,959	173,335

Cost of Service Revenue	23,193	19,166	83,084	70,579
Cost of Distribution Sales	16,015	15,626	63,436	56,638
Total Cost of Revenue	39,208	34,792	146,520	127,217

Gross Profit	16,672	13,970	58,439	46,118

Selling, Marketing and Warehouse
Expenses	5,627	4,703	20,649	17,743
General and Administrative Expenses	6,530	4,755	23,647	17,302
Total Operating Expenses	12,157	9,458	44,296	35,045

Operating Income	4,515	4,512	14,143	11,073

Interest and Other Expense, net	372	312	953	1,091

Income Before Income Taxes	4,143	4,200	13,190	9,982
Provision for Income Taxes	1,095	992	1,810	2,191

Net Income	$3,048	$3,208	$11,380	$7,791

Basic Earnings Per Share	$0.41	$0.43	$1.52	$1.05
Average Shares Outstanding	7,523	7,447	7,496	7,423

Diluted Earnings Per Share	$0.40	$0.42	$1.50	$1.03
Average Shares Outstanding	7,636	7,611	7,589	7,548

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	March 26,	March 27,
	2022	2021
ASSETS
Current Assets:
Cash	$1,396	$560
Accounts Receivable, less allowance for doubtful accounts of $460
and $526 as of March 26, 2022, and March 27, 2021, respectively	39,737	33,950
Other Receivables	558	428
Inventory, net	12,712	11,636
Prepaid Expenses and Other Current Assets	5,301	2,354
Total Current Assets	59,704	48,928
Property and Equipment, net	26,439	22,203
Goodwill	65,074	43,272
Intangible Assets, net	14,692	7,513
Right to Use Asset, net	11,026	9,392
Other Assets	827	808
Total Assets	$177,762	$132,116
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$14,171	$12,276
Accrued Compensation and Other Liabilities	11,378	10,417
Income Taxes Payable	-	382
Current Portion of Long-Term Debt	2,161	2,067
Total Current Liabilities	27,710	25,142
Long-Term Debt	46,291	17,494
Deferred Tax Liabilities	6,724	3,201
Lease Liabilities	9,194	7,958
Other Liabilities	1,667	3,243
Total Liabilities	91,586	57,038

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized:
7,529,078 and 7,458,251 shares issued and outstanding
as of March 26, 2022, and March 27, 2021, respectively	3,765	3,729
Capital in Excess of Par Value	23,900	19,287
Accumulated Other Comprehensive Loss	(233)	(451)
Retained Earnings	58,744	52,513
Total Shareholders' Equity	86,176	75,078
Total Liabilities and Shareholders' Equity	$177,762	$132,116

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For Fiscal Years Ended
	(Unaudited)
	March 26,	March 27,
	2022	2021
Cash Flows from Operating Activities:
Net Income	$11,380	$7,791
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	88	136
Deferred Income Taxes	559	176
Depreciation and Amortization	9,567	7,580
Provision for Accounts Receivable and Inventory Reserves	34	636
Stock-Based Compensation	2,329	1,513
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(3,392)	(1,796)
Inventory	(122)	2,724
Prepaid Expenses and Other Assets	(2,960)	(725)
Accounts Payable	1,901	329
Accrued Compensation and Other Liabilities	(1,113)	4,943
Income Taxes Payable	(653)	332
Net Cash Provided by Operating Activities	17,618	23,639

Cash Flows from Investing Activities:
Purchase of Property and Equipment	(10,152)	(6,617)
Proceeds from Sale of Property and Equipment	109	17
Business Acquisitions, net of cash acquired	(29,808)	(3,551)
Net Cash Used in Investing Activities	(39,851)	(10,151)

Cash Flows from Financing Activities:
Proceeds from (Repayment of) Revolving Credit Facility, net	31,005	(8,801)
Repayments of Term Loan	(2,114)	(1,982)
Issuance of Common Stock	1,486	1,177
Repurchase of Common Stock	(6,683)	(3,049)
Net Cash Provided by (Used in) Financing Activities	23,694	(12,655)

Effect of Exchange Rate Changes on Cash	(625)	(772)

Net Increase in Cash	836	61
Cash at Beginning of Period	560	499
Cash at End of Period	$1,396	$560

Transcat Reports Record Revenue and Adjusted Earnings Per Share for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Interest Expense	189	169	194	258	810
+ Other Expense / (Income)	6	81	(58)	114	143
+ Tax Provision	(194)	313	596	1,095	1,810
Operating Income	$3,689	$3,578	$2,361	$4,515	$14,143
+ Depreciation & Amortization	1,990	2,141	2,368	2,578	9,077
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(6)	(81)	58	(114)	(143)
+ Noncash Stock Compensation	437	620	624	647	2,328
Adjusted EBITDA	$6,110	$7,079	$5,466	$7,652	$26,307

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661	$3,532	$10,814
+ Depreciation & Amortization	1,488	1,634	1,861	2,070	7,053
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(2)	(56)	36	(82)	(104)
+ Noncash Stock Compensation	261	414	475	482	1,632
Service Adjusted EBITDA	$4,721	$5,460	$4,088	$6,028	$20,297

Distribution Operating Income	$715	$931	$700	$983	$3,329
+ Depreciation & Amortization	502	507	507	508	2,024
+ Other (Expense) / Income	(4)	(25)	22	(32)	(39)
+ Noncash Stock Compensation	176	206	149	165	696
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378	$1,624	$6,010

	Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761	$3,208	$7,791
+ Interest Expense	224	233	203	190	850
+ Other Expense / (Income)	19	84	16	122	241
+ Tax Provision	(77)	737	539	992	2,191
Operating Income	$964	$3,078	$2,519	$4,512	$11,073
+ Depreciation & Amortization	1,871	1,864	1,861	1,984	7,580
+ Restructuring Expense	360	-	-	290	650
+ Other (Expense) / Income	(19)	(85)	(15)	(122)	(241)
+ Noncash Stock Compensation	312	366	197	638	1,513
Adjusted EBITDA	$3,488	$5,223	$4,562	$7,302	$20,575

Segment Breakdown

Service Operating Income	$1,129	$2,977	$1,956	$4,379	$10,441
+ Depreciation & Amortization	1,394	1,359	1,372	1,472	5,597
+ Restructuring Expense	193	-	-	156	349
+ Other (Expense) / Income	(15)	(57)	(8)	(82)	(162)
+ Noncash Stock Compensation	162	196	126	351	835
Service Adjusted EBITDA	$2,863	$4,475	$3,446	$6,276	$17,060

Distribution Operating Income	$(165)	$101	$563	$133	$632
+ Depreciation & Amortization	477	505	489	512	1,983
+ Restructuring Expense	167	-	-	134	301
+ Other (Expense) / Income	(4)	(28)	(7)	(40)	(79)
+ Noncash Stock Compensation	150	170	71	287	678
Distribution Adjusted EBITDA	$625	$748	$1,116	$1,026	$3,515

Transcat Reports Record Revenue, Operating Income and Cash Flow for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
Adjusted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Amortization of Intangible Assets	620	729	947	1,098	3,394
+ Acquisition Amortization of Backlog	-	100	300	90	490
+ Acquisition Deal Costs	-	900	293	265	1,458
+ Business Restructuring Costs	-	-	-	-	-
+ Income Tax Effect at 25%	(155)	(432)	(385)	(363)	(1,335)
Adjusted Net Income	$4,153	$4,312	$2,784	$4,138	$15,387

Average Diluted Shares Outstanding	7,593	7,595	7,653	7,636	7,589

Diluted Earnings Per Share	$0.49	$0.40	$0.21	$0.40	$1.50

Adjusted Diluted Earnings Per Share	$0.55	$0.57	$0.36	$0.54	$2.03

	Fiscal 2021
	Q1	Q2	Q3	Q4	YTD
Net Income	$798	$2,024	$1,761	$3,208	$7,791
+ Amortization of Intangible Assets	637	622	594	685	2,538
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Acquisition Deal Costs	-	-	-	-	-
+ Business Restructuring Costs	360	-	-	290	650
+ Income Tax Effect at 25%	(249)	(156)	(148)	(244)	(797)
Adjusted Net Income	$1,546	$2,490	$2,207	$3,939	$10,182

Average Diluted Shares Outstanding	7,514	7,549	7,580	7,611	7,548

Diluted Earnings Per Share	$0.11	$0.27	$0.23	$0.42	$1.03

Adjusted Diluted Earnings Per Share	$0.21	$0.33	$0.29	$0.52	$1.35

Transcat Reports Record Revenue, Operating Income and Cash Flow for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2022 Q4	FY 2021 Q4	$'s	%
Service Revenue	$34,667	$28,977	$5,690	19.6%
Cost of Revenue	23,193	19,166	4,027	21.0%
Gross Profit	$11,474	$9,811	$1,663	17.0%
Gross Margin	33.1%	33.9%

Selling, Marketing & Warehouse Expenses	$3,490	$2,639	$851	32.2%
General and Administrative Expenses	4,452	2,793	1,659	59.4%
Operating Income	$3,532	$4,379	$(847)	(19.3%)
% of Revenue	10.2%	15.1%

			Change
DISTRIBUTION	FY 2022 Q4	FY 2021 Q4	$'s	%
Distribution Sales	$21,213	$19,785	$1,428	7.2%
Cost of Sales	16,015	15,626	389	2.5%
Gross Profit	$5,198	$4,159	$1,039	25.0%
Gross Margin	24.5%	21.0%

Selling, Marketing & Warehouse Expenses	$2,137	$2,064	$73	3.5%
General and Administrative Expenses	2,078	1,962	116	5.9%
Operating Income	$983	$133	$850	639.1%
% of Sales	4.6%	0.7%

			Change
TOTAL	FY 2022 Q4	FY 2021 Q4	$'s	%
Total Revenue	$55,880	$48,762	$7,118	14.6%
Total Cost of Revenue	39,208	34,792	4,416	12.7%
Gross Profit	$16,672	$13,970	$2,702	19.3%
Gross Margin	29.8%	28.6%

Selling, Marketing & Warehouse Expenses	$5,627	$4,703	$924	19.6%
General and Administrative Expenses	6,530	4,755	1,775	37.3%
Operating Income	$4,515	$4,512	$3	0.1%
% of Revenue	8.1%	9.3%

Transcat Reports Record Revenue, Operating Income and Cash Flow for Fourth Quarter and Full Year Fiscal 2022
May 23, 2022

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2022	FY 2021
SERVICE	YTD	YTD	$'s	%
Service Revenue	$122,005	$101,274	$20,731	20.5%
Cost of Revenue	83,084	70,579	12,505	17.7%
Gross Profit	$38,921	$30,695	$8,226	26.8%
Gross Margin	31.9%	30.3%

Selling, Marketing & Warehouse Expenses	$12,047	$9,941	$2,106	21.2%
General and Administrative Expenses	16,060	10,313	5,747	55.7%
Operating Income	$10,814	$10,441	$373	3.6%
% of Revenue	8.9%	10.3%

			Change
	FY 2022	FY 2021
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$82,954	$72,061	$10,893	15.1%
Cost of Sales	63,436	56,638	6,798	12.0%
Gross Profit	$19,518	$15,423	$4,095	26.6%
Gross Margin	23.5%	21.4%

Selling, Marketing & Warehouse Expenses	$8,602	$7,802	$800	10.3%
General and Administrative Expenses	7,587	6,989	598	8.6%
Operating Income	$3,329	$632	$2,697	426.7%
% of Sales	4.0%	0.9%

			Change
	FY 2022	FY 2021
TOTAL	YTD	YTD	$'s	%
Total Revenue	$204,959	$173,335	$31,624	18.2%
Total Cost of Revenue	146,520	127,217	19,303	15.2%
Gross Profit	$58,439	$46,118	$12,321	26.7%
Gross Margin	28.5%	26.6%

Selling, Marketing & Warehouse Expenses	$20,649	$17,743	$2,906	16.4%
General and Administrative Expenses	23,647	17,302	6,345	36.7%
Operating Income	$14,143	$11,073	$3,070	27.7%
% of Revenue	6.9%	6.4%